EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                     Contact:    Paul Knopick

                                                                                                                                   888-795-6336

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EXPERIENCED "GREEN INDUSTRY" PROFESSIONAL, HOWLAND GREEN, APPOINTED TO ITRONICS BOARD OF DIRECTORS

RENO, Nevada,, April 20, 2005 -- Itronics Inc. (OTC BB: ITRO; Frankfurt and Berlin Stock Exchanges: ITG) reported today that its Board of Directors has appointed Howland Green, President of Holly Ridge Nursery Company, West Kingston, Rhode Island, and founding member of the North American Deer Management Network, as a Director. Mr. Green also will assist Itronics wholly-owned subsidiary, Itronics Metallurgical, Inc. as Northeast Manager for GOLD'n GRO Sales Development.

"Mr. Green brings to Itronics more than 30 years of business management and sales experience in the Green Industry in the northeastern U.S.," said Dr. John Whitney, Itronics President. Mr. Green has been a leader in developing deer repelling products to protect landscape plantings at homes and commercial facilities while not harming the animals. "Our Board of Directors believes that Mr. Green's extensive knowledge of the Landscape Construction and Maintenance and Wholesale and Retail Nursery markets will bring new growth opportunities to the Company and is pleased that Mr. Green has agreed to join Itronics management team," said Dr. Whitney.

Mr. Green is an experienced businessman and investor and has been an Itronics shareholder for several years. He has operated his own landscape construction and maintenance business and retail nurseries for almost 30 years. He is also an experienced horticulturist and earned a B.Sc. degree in Plant Sciences and Architecture from the University of Rhode Island.

Itronics, through its subsidiary, Itronics Metallurgical, Inc., is the only company in the world with a "Beneficial Use Photochemical, Silver, and Water Recycling" facility that extracts more than 99 percent of the silver and virtually all the other toxic heavy metals from used photoliquids and converts the resulting liquids into environmentally beneficial, chelated, multinutrient liquid fertilizer products sold under the GOLD'n GRO trademark, and 5 troy ounce, 0.999 pure, Silver Nevada Miner numismatic bars. The environmentally friendly liquid fertilizers can be used for lawns and houseplants, and are available, along with GOLD'n GRO liquid fertilizer injectors, at the Company's "e-store" catalog at http://www.goldngro.com. The popular Silver Nevada Miner bars are available at the Company's 'e-store' catalog at http://www.itromet.com ..

Headquartered in Reno, Nevada, Itronics Inc. is Nevada's leading "Beneficial Use Recycling" company and a world leader in photochemical recycling. The Company also provides project planning and technical services to the mining industry. Dr. John Whitney, Itronics President, was selected as Nevada’s Inventor of the Year for 2000 and is a member of the Inventor’s Hall of Fame at the University of Nevada, Reno. Itronics was one of five finalists for the 2001 Kirkpatrick Chemical Engineering Award, the most prestigious worldwide award in chemical engineering technologies.

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VISIT OUR WEB SITE: http://www.itronics.com

(Statements in this press release may constitute forward-looking statements and are subject to numerous risks and uncertainties, including the failure to complete successfully the development of new or enhanced products, the Company's future capital needs, the lack of market demand for any new or enhanced products the Company may develop, any actions by the Company's partners that may be adverse to the Company, the success of competitive products, other economic factors affecting the Company and its markets, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The actual results may differ materially from those contained in this press release. The Company disclaims any obligation to update any statements in this press release.)